  SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2004

WESTERN DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08703 (Commission File Number)	33-0956711 (I.R.S. Employer Identification No.)

20511 Lake Forest Drive, Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

(Registrant's telephone number, including area code): (949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

Item 12. Results of Operations and Financial Condition.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 12.  Results of Operations and Financial Condition

           On July 29, 2004, Western Digital Corporation (the “Company”) announced financial results for the fourth fiscal quarter and fiscal year ended July 2, 2004. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Company’s Investor Information Summary for the fiscal quarter ended July 2, 2004 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

           The Company’s press release reports net income and earnings per share on a GAAP and a non-GAAP basis for the full fiscal year ended July 2, 2004 and for the fourth fiscal quarter and full fiscal year ended June 27, 2003.  The non-GAAP measures presented in the press release for the full fiscal year ended July 2, 2004 exclude $50.4 million of first quarter start-up expenses and other one-time charges related to the Company’s acquisition of Read-Rite Corp. in July 2003 and their related tax effects. The non-GAAP measures presented for the fourth fiscal quarter and year ended June 27, 2003 exclude a $3.4 million gain on the sale of investment securities, an $18.5 million loss on the settlement of litigation and their related tax effects.  The Company believes that the non-GAAP measures presented in the press release are useful to investors in comparing the results of the quarter and the full fiscal year with prior periods because they provide investors with a basis to measure the core operating performance of the Company’s business against prior periods without regard to the start-up expenses and other one-time charges described above.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP.  As used herein, "GAAP" refers to accounting principles generally accepted in the United States.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION

	By:	/s/ Raymond M. Bukaty
Raymond M. Bukaty Senior Vice President, General Counsel and Secretary
Dated: July 29, 2004

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release issued by Western Digital Corporation on July 29, 2004 announcing financial results for the fourth fiscal quarter and fiscal year ended July 2, 2004.
99.2	Fourth Quarter Fiscal Year 2004 Western Digital Corporation Investor Information Summary.